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                                                                   Exhibit 10.13


                            1997 HARTFORD LIFE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I
                              PURPOSE AND APPROVAL

1.1 PURPOSE OF THE PLAN. The purpose of the 1997 Hartford Life, Inc. Employee Stock Purchase Plan is to provide a method whereby Employees of the Company may acquire a proprietary interest in the Company through the purchase of Class A Shares of common stock of Hartford Life, Inc. The Plan is intended to qualify as an "Employee Stock Purchase Plan" as defined in the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of the Code.

1.2 APPROVAL OF THE PLAN. The Plan was approved by Hartford Accident and Indemnity Insurance Company, as sole shareholder of Hartford Life, Inc., on ______________, 1997. The Plan was adopted by the Board on _____________, 1997.


                                   ARTICLE II
                                   DEFINITIONS

2.1 "ACCOUNT" means the account maintained by the Company for a Participant pursuant to Section 3.3.

2.2 "ACT" means the Securities Exchange Act of 1934, as amended.

2.3 "BOARD" means the Board of Directors of Hartford Life, Inc.

2.4 "CODE" means the Internal Revenue Code of 1986, as amended.

2.5 "COMMITTEE" means the Compensation and Personnel Committee of the Board, or such other Committee as the Board may designate to administer the Plan pursuant to Article VI.

2.6 "COMPANY" means Hartford Life, Inc. and Hartford Life and Accident Insurance Company, and any other entity designated as a Participating Corporation pursuant to Section 3.1.


July 1, 1997


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2.7 "COMPENSATION" means "Compensation" as defined in The Hartford Investment and Savings Plan, excluding (i) amounts deferred under any nonqualified deferred compensation plan, (ii) performance shares payable pursuant to the 1997 Hartford Life, Inc. Incentive Stock Plan or the 1995 ITT Hartford Incentive Stock Plan,
(iii) bonuses, and (iv) any other payments designated by the Committee.

2.8 "EFFECTIVE DATE" means the effective date of the Plan identified in Section 7.8.

2.9 "ELIGIBLE EMPLOYEE" means an Employee described in Section 3.2.

2.10 "EMPLOYEE" means any person having an employment relationship principally with the Company within the meaning of Code Section 423, subject to the exclusion of such persons or classes of persons as the Committee may determine to be consistent with The Hartford Investment and Savings Plan, Code Section 423 and other applicable law.

2.11 "EXERCISE PRICE" means the purchase price for Shares purchased pursuant to the exercise of an Option identified in Section 4.1.

2.12 "FAIR MARKET VALUE" means, with respect to Shares on any particular date, the closing market price of the Shares on the New York Stock Exchange on such date or the nearest prior business day on which trading occurred on the New York Stock Exchange.

2.13 "ITT HARTFORD INCOME PROTECTION PLAN" means the ITT Hartford Income Protection Plan, as may be amended from time to time, certain standards of which are to be applied to an Employee to the extent provided herein, regardless of whether such Employee is covered under such Plan.

2.14 "THE HARTFORD INVESTMENT AND SAVINGS PLAN" means The Hartford Investment and Savings Plan, as may be amended from time to time, certain standards of which are to be applied to an Employee to the extent provided herein, regardless of whether such Employee is covered under such Plan.

2.15 "OFFERING" means an offering to Participants of Options to purchase Shares under Section 4.1.

2.16 "OFFERING COMMENCEMENT DATE" means the first business day of the calendar quarter applicable to the Offering.

2.17 "OFFERING TERMINATION DATE" means the last business day of the calendar quarter applicable to the Offering.

2.18 "OPTION" means an option to purchase Shares granted pursuant to the Plan.


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2.19 "PARTICIPANT" means an Eligible Employee who has elected to participate in the Plan pursuant to Section 3.3, and who has not become an ineligible Employee or withdrawn from participation in the Plan pursuant to Article III.

2.20 "PARTICIPATING CORPORATION" means a corporation designated pursuant to
Section 3.1(B).

2.21 "PLAN" means the 1997 Hartford Life, Inc. Employee Stock Purchase Plan.

2.22 "PLAN ADMINISTRATOR" means the Director, Employee Benefits and Compensation Services, of ITT Hartford Group, Inc. or such other individual as the Committee may designate to administer the Plan pursuant to Article VI.

2.23 "SHARE" means one share of Class A common stock ($.01 par value) of Hartford Life, Inc.

2.24 "TRANSFER AGENT" means the officially designated transfer agent of the Company.


                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.1 GRANTING OF OPTIONS TO EMPLOYEES

      A. GRANTING OF OPTIONS TO COMPANY EMPLOYEES ONLY. To the extent permitted by the Plan, Options to purchase Shares hereunder shall only be granted to Employees of the Company.

      B. DESIGNATION OF ADDITIONAL PARTICIPATING CORPORATIONS. Designations of additional corporations whose Employees may be granted Options to purchase Shares to the extent permitted hereunder may be made from time to time by the Committee from among the group of corporations which includes (i) the Company's parent and subsidiary corporations as of the Effective Date of the Plan, and (ii) corporations that become parent or subsidiary corporations of the Company after the Effective Date of the Plan.

      C. EMPLOYEE RIGHTS AND PRIVILEGES. All Employees granted Options under the Plan shall have the same rights and privileges, except that the Committee may from time to time provide for differences in the rights and privileges of Employees granted Options hereunder, so long as such differences do not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.


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3.2 ELIGIBILITY OF EMPLOYEES. Employees who qualify as Eligible Employees pursuant to this Section shall be eligible to elect to participate in the Plan in accordance with Section 3.3.

      A. ELIGIBLE EMPLOYEE DEFINED. Except as otherwise required by Code Section 423 or other applicable law, an Employee shall be considered an Eligible Employee for purposes of participation in the Plan on the first date such Employee would be considered a "Member" for purposes of The Hartford Investment and Savings Plan.

      B. REHIRED EMPLOYEES. If an Eligible Employee who has ceased to be an Employee becomes an Employee again on a date thereafter, such Employee automatically shall become an Eligible Employee effective as of the Offering Commencement Date following such date.

      C. EMPLOYEES DEEMED INELIGIBLE FOR PARTICIPATION

            (i) RECEIPT OF HARDSHIP WITHDRAWAL. If an Employee receives a hardship withdrawal under The Hartford Investment and Savings Plan, and such Employee ceases certain savings for a period of not less than 12 months pursuant to such plan, such Employee shall be deemed an ineligible Employee for such 12 month period. Such Employee shall no longer be deemed an ineligible Employee as of the Offering Commencement Date following the end of such period.

            (ii) DISPOSITION OF SHARES. If a Participant disposes of Shares purchased under the Plan within the 12 month period following the Offering Termination Date applicable to such Shares, such Participant shall be deemed an ineligible Employee during the Offering period beginning on the Offering Commencement Date following the calendar quarter of such disposition, or such single succeeding Offering period as may be designated by the Plan Administrator. Such Participant shall no longer be deemed an ineligible Employee as of the Offering Commencement Date following the period of ineligibility. The provisions of this subsection (ii) shall not apply to Shares acquired upon the reinvestment of dividends as set forth in Section 4.2(F).

            (iii) RECEIPT OF LONG TERM DISABILITY BENEFITS. An Employee shall be deemed an ineligible Employee during the period such Employee receives Long Term Disability benefits under the ITT Hartford Income Protection Plan. Such an Employee who is also a Participant shall be deemed to have filed a withdrawal form in accordance with Section 3.4(A) on the date such Employee first begins receiving such benefits, and such deemed filing shall have the same consequences as would the actual filing of a withdrawal form pursuant to Section 3.4(A). As of the Offering Commencement Date following the end of the period during which Long Term Disability benefits are received, such Employee shall no longer be deemed an ineligible Employee pursuant to this Section.


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            (iv) 5% OWNERS. No Option shall be granted hereunder to any Employee who, immediately after the Option is granted, would own, within the meaning of Code Section 424(d), Shares possessing 5% or more of the total combined voting power or value of all classes of stock of Hartford Life, Inc. For purposes of this Section, Shares that an Employee would be entitled to purchase on the Offering Termination Date applicable to an Option that has been granted pursuant to
            Section 4.1 shall be treated as owned by the Employee.

            (v) EMPLOYEES WITH EXERCISE RIGHTS IN EXCESS OF $25,000 PER YEAR. No Option shall be granted hereunder to any Employee if, within the calendar year in which such Option first becomes exercisable, such Option (together with any other options that first become exercisable in such year that have been granted to the Employee under the Plan or any other qualified employee stock purchase plan maintained by the Company) would provide the Employee with the right in such year to purchase Shares having a Fair Market Value (determined on the Offering Commencement Date applicable to each such Option) in excess of $25,000.

            (vi) OTHER EMPLOYEES. The Committee may from time to time deem ineligible for participation hereunder any class or group of Employees, so long as the exclusion of such class or group from participation does not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

3.3  ELECTION TO PARTICIPATE

      A. PAYROLL DEDUCTION AUTHORIZATION FORM. An Eligible Employee may elect to participate in the Plan by filing a properly completed authorization form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. Such form shall authorize automatic payroll deductions from a Participant's Compensation for each pay period commencing on the Offering Commencement Date next succeeding receipt of the timely filed authorization form by the designated party (or such other date as may be designated by the Plan Administrator), and continuing until (i) the Participant changes the amount of such payroll deductions pursuant to Section 3.3(C), (ii) the Participant becomes an ineligible Employee or withdraws from participation in the Plan pursuant to Article III, (iii) the Plan is suspended or terminated pursuant to Section 7.11, or (iv) the Committee otherwise determines.

      B. AMOUNT OF PAYROLL DEDUCTIONS. The payroll deductions authorized by the Participant shall be in whole percentages, not less than 1% and not more than 10% of Compensation, for each pay period, in effect on the date the payroll deductions to which the authorization form relates are made.


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      C. CHANGES IN PAYROLL DEDUCTIONS. Subject to Section 3.3(B), a Participant
      may increase or decrease the amount of payroll deductions previously authorized by filing a properly completed change form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. Such change shall be made in whole percentages of Compensation, and shall be effective beginning on the Offering Commencement Date next succeeding the receipt of the timely filed change form by the designated party (or such other date as may be designated by the Plan Administrator).

      D. PARTICIPANT'S ACCOUNT. The Company shall cause to be maintained payroll deduction Accounts for all Participants. Payroll deductions made from a Participant's Compensation shall be credited to the Participant's Account, and shall be applied for the purchase of Shares pursuant to Article IV. No interest shall be paid or allowed on any payroll deductions credited to a Participant's Account.

3.4  WITHDRAWAL FROM PARTICIPATION

      A. IN GENERAL. A Participant may at any time withdraw from participation in the Plan by filing a properly completed withdrawal form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. As soon as practicable after receipt of the timely filed withdrawal form by the designated party,
      (i) all payroll deductions then credited to the Participant's Account which have not already been applied for the purchase of Shares hereunder shall be paid to the Participant, and (ii) no further payroll deductions shall be made from the Participant's Compensation and no Options shall be granted to the Participant during any Offering commencing thereafter, unless the Participant elects again to participate in the Plan pursuant to
      Section 3.3. Partial withdrawals from participation shall not be permitted.

      B. TERMINATION OF EMPLOYMENT. If a Participant ceases to be an Employee for any reason on or before the last working day preceding the 15th day prior to any Offering Termination Date, the Participant shall be deemed to have filed a withdrawal form in accordance with Section 3.4(A) on the date such Participant ceases to be an Employee. If the Participant ceases to be an Employee after such last working day, the Participant shall be deemed to have (i) exercised any outstanding Options in accordance with Article IV, and (ii) immediately thereafter filed a withdrawal form in accordance with Section 3.4(A). The deemed filing of a withdrawal form pursuant to this Section shall have the same consequences as would the actual filing of a withdrawal form pursuant to Section 3.4(A).


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                                   ARTICLE IV
                        GRANTING AND EXERCISE OF OPTIONS

4.1 GRANTING OF OPTIONS

      A. QUARTERLY OFFERINGS. The Plan shall be implemented by Offerings to Participants of Options to purchase Shares. Offerings shall be made each calendar quarter. Each Offering shall commence on the Offering Commencement Date and shall terminate on the Offering Termination Date. The first Offering Commencement Date shall be the Effective Date of the Plan as provided in Section 7.8. Offerings shall continue to be made under the Plan until the later of (i) the date the maximum number of Shares identified in Article V has been purchased pursuant to Options granted hereunder, or (ii) the Plan is terminated or suspended pursuant to Section 7.11.

      B. GRANTING OF OPTIONS. On the Offering Commencement Date for each Offering period, a Participant automatically shall be granted a separate Option to purchase for the applicable Exercise Price a maximum number of Shares equal to the accumulated payroll deductions credited to the Participant's Account as of the Offering Termination Date for such period, divided by 85% of the lesser of (i) the Fair Market Value of the Shares on the Offering Commencement Date, or (ii) the Fair Market Value of the Shares on the Offering Termination Date.

      C. EXERCISE PRICE. The Exercise Price for Options granted hereunder shall be 85% of the lesser of (i) the Fair Market Value of the Shares on the Offering Commencement Date, or (ii) the Fair Market Value of the Shares on the Offering Termination Date.

4.2 EXERCISE OF OPTIONS

      A. AUTOMATIC EXERCISE. Except as otherwise provided in the Plan or determined by the Committee, an Option granted to a Participant hereunder shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Option. Such exercise shall be for the purchase, on or as soon as practicable after the Offering Termination Date, of the number of full and/or fractional Shares that the accumulated payroll deductions credited to the Participant's Account as of the Offering Termination Date will purchase at the applicable Exercise Price (but not in excess of the number of Shares for which an Option has been granted to the Participant pursuant to Section 4.1). The Participant's Account shall be charged for the amount of the purchase, and the Participant's ownership of the Shares purchased shall be appropriately evidenced on the books of the Company.


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      B. RESTRICTIONS ON EXERCISE OF OPTIONS

            (i) EXERCISE OF OPTIONS. As required by Code Section 423, any Option granted hereunder shall in no event be exercisable after the expiration of 27 months following the Offering Commencement Date applicable thereto.

            (ii) EXERCISE BY THE PARTICIPANT ONLY. During the Participant's lifetime, any Option granted to the Participant shall be exercisable only by such Participant.

            (iii) OTHER RESTRICTIONS. Under no circumstances shall any Option be exercised, nor shall any Shares be issued hereunder, until such time as the Company shall have complied with all applicable requirements of (a) the Act, (b) all applicable listing requirements of any securities exchange on which the Shares are listed, and (c) all other applicable requirements of law or regulation.

      C. ISSUANCE OF CERTIFICATES. Certificates with respect to Shares purchased hereunder shall be issued to the Participant upon request by the Participant to the Transfer Agent. The Transfer Agent shall issue and deliver such certificates as soon as practicable after receipt of such a request. The Participant shall pay any fees charged by the Transfer Agent for its services. The Company shall not be required to issue any certificates for fractional Shares. If a Participant requests certificates for Shares for the purpose of disposing of all of the Participant's Shares, the Company shall pay to the Participant cash in lieu of any fractional Shares, based on the Fair Market Value of such fractional Shares as of the date of the issuance of such certificates.

      D. REGISTRATION OF CERTIFICATES. Certificates shall be registered only in the name of the Participant.

      E. RIGHTS AS A SHAREHOLDER. The Participant shall have no rights or privileges of a shareholder of Hartford Life, Inc. with respect to Options granted or Shares purchased hereunder, unless and until such Shares shall have been appropriately evidenced on the books of the Company.

      F. AUTOMATIC DIVIDEND REINVESTMENT. If Hartford Life, Inc. pays a cash dividend on Shares and a Participant is entitled to receive such dividend on Shares that have been purchased under the Plan, such dividend shall not be paid in cash, but shall be paid in the form of additional Shares ("Reinvested Shares"), upon such terms and conditions as the Plan Administrator shall determine, subject to this subsection F. Reinvested Shares may be purchased directly from Hartford Life, Inc., from its treasury and/or authorized and unissued Shares, and/or purchased


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      on the open market. Reinvested Shares shall be purchased at 100% of market value and not at the Option Exercise Price set forth in Section 4.1(C). A Participant's Account shall be credited with the number of Shares, and fractions thereof, equal to the amount of the dividend paid on a Participant's Shares acquired under the Plan divided by the purchase price of the Reinvested Shares.

4.3 PROHIBITION ON GRANTING OF OPTIONS, EXERCISE OF OPTIONS, AND PURCHASE OF SHARES UPON DIVIDEND REINVESTMENT OR OTHERWISE. Notwithstanding anything in the Plan to the contrary, and to the extent permitted by applicable law, no Options shall be granted or exercised hereunder and no Shares shall be purchased hereunder upon dividend reinvestment or otherwise, and the Company shall have no obligation to grant Options or permit the exercise of Options or the purchase of Shares hereunder upon dividend reinvestment or otherwise, if such grant or exercise of Options or such purchase of Shares would cause the direct or indirect percentage ownership of ITT Hartford Group, Inc. of the combined voting power or the value of the capital stock of the Company to fall below 80%.


                                    ARTICLE V
                                      STOCK

5.1 MAXIMUM SHARES. The maximum aggregate number of Shares which may be purchased under the Plan shall be 2.7 million, subject to adjustment upon certain corporate changes as provided in Section 5.2. If the total number of Shares for which Options are exercised on any Offering Termination Date exceeds such maximum number, the Committee shall make a pro rata allocation of the Shares available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each Participant shall, to the extent not applied for the purchase of Shares, be refunded to the Participants as soon as practicable thereafter.

5.2 ADJUSTMENT UPON CORPORATE CHANGES. In the event of any stock dividend, stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of Shares, or other similar corporate change with respect to the Company, the Committee (i) shall determine the kind of Shares that may be purchased under the Plan after such event, and (ii) may, in its discretion, adjust the aggregate number of Shares available for purchase under the Plan or subject to outstanding Options and the respective Exercise Prices applicable to outstanding Options. Any adjustment made by the Committee pursuant to the preceding sentence shall be conclusive and binding on the Company and all Employees. For purposes of this Section, any distribution of Shares to shareholders in an amount aggregating 20% or more of the outstanding Shares shall be deemed a stock split, and any distribution of Shares aggregating less than 20% of the outstanding Shares shall be deemed a stock dividend.


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5.3 PROHIBITION ON PURCHASE OF SHARES. The provisions of this Section and all other provisions of the Plan shall be subject to the prohibition on the granting and exercise of Options and the purchase of Shares set forth in Section 4.3.


                                   ARTICLE VI
                                 ADMINISTRATION

6.1 APPOINTMENT OF COMMITTEE. Except as otherwise delegated by the Committee pursuant to this Article VI, (i) the Plan shall be administered by the Committee, (ii) the Committee shall have full authority to administer and interpret the Plan in any manner it deems appropriate in its sole discretion, and (iii) the determinations of the Committee shall be binding on and conclusive as to all parties.

6.2 DELEGATION OF CERTAIN AUTHORITY TO PLAN ADMINISTRATOR. Except as otherwise provided in the Plan, required by applicable law, or determined by the Committee, (i) the Plan Administrator shall be responsible for the performance of such administrative duties under the Plan not otherwise reserved to the Committee, (ii) the Plan Administrator shall have full authority to administer and interpret the Plan in any manner it deems appropriate in its sole discretion, and (iii) the determinations of the Plan Administrator shall be binding on and conclusive as to all parties.

6.3 COMPLIANCE WITH APPLICABLE LAW. The Plan shall not be interpreted or administered in any way that would cause the Plan to be in violation of Code
Section 423 or other applicable law.

6.4 EXPENSES. The Company shall pay all expenses related to the administration of the Plan, except charges imposed by the Transfer Agent for issuing certificates for Shares, sales charges and commissions applicable to Shares, charges for back records and research performed at the request of the Participant, and such other expenses as may be designated by the Committee. The Participant shall pay all expenses related to administration of the Plan that are not paid for by the Company.


                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 NO EMPLOYMENT RIGHTS. The Plan shall not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment with the Company. The Plan shall not interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

7.2 RIGHTS NOT TRANSFERABLE. Any rights of the Participant under the Plan shall not be transferred other than (i) by will, (ii) by the laws of descent or distribution, or (iii) pursuant to a


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qualified domestic relations order as defined in the Code.

7.3 WITHHOLDING. The Committee shall have the right to make such provisions as it deems appropriate to satisfy any obligation of the Company to withhold federal, state or local income or other taxes incurred by reason of the operation of the Plan.

7.4 DELIVERY OF SHARES TO ESTATE UPON DEATH. In the event of the death of a Participant, any Shares purchased by the Participant hereunder, other than Shares as to which the Participant previously received certificates, shall be issued and delivered to the estate of the Participant as soon as practical thereafter.

7.5 EFFECT OF PLAN. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of each Participant, including without limitation the Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

7.6 USE OF FUNDS. All funds received or held by the Company pursuant to the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds from its general assets.

7.7 PLAN SHARE PURCHASES. Shares subject to purchase by Participants under the Plan shall, in the discretion of the Committee, be made available from treasury Shares, authorized but unissued Shares, reacquired Shares, and/or Shares purchased on the open market.

7.8 EFFECTIVE DATE. The Plan shall be effective on the first business day of the calendar quarter occurring on or after the later of (i) July 1, 1997, (ii) the effective date of the Form S-8 Registration Statement covering Shares authorized for purchase under the Plan, or (iii) such other date as may be designated by the Committee.

7.9 AMENDMENTS TO THE PLAN. The Committee may from time to time make amendments to the Plan that it deems advisable and consistent with the purposes of the Plan and applicable law. Notwithstanding the foregoing, no amendment that would (i) effect an increase in the number of Shares which may be purchased under the Plan, which increase is of a type that would require shareholder approval under Code Section 423, or (ii) effect a change in the designation of the corporations whose Employees may be offered Options under the Plan, which change is of a type that would require shareholder approval under Code Section 423, shall become effective unless the shareholder approval required by Code Section 423 is obtained.


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7.10 SUBSIDIARY PLANS REQUIRED TO SATISFY LOCAL LAW. The Committee may approve or adopt discount Share purchase plans, or other similar or related plans consistent with the purposes of the Plan, for Employees of subsidiaries of the Company as required to meet the provisions of the tax or securities laws or other applicable laws, rules or regulations in the jurisdictions in which any subsidiary operates. Any Shares purchased under any such subsidiary plans shall be deemed to have been purchased under the Plan. The Committee, in its sole discretion and to the extent permitted by applicable law, may delegate its authority under this Section to (i) any other appropriate committee of the Company, or (ii) to the Chief Executive Officer of the Company or any other appropriate officer of the Company.

7.11 TERMINATION OR SUSPENSION OF THE PLAN. The Committee shall have the power at any time to terminate or suspend the Plan and all rights of Employees under the Plan.

7.12 GOVERNING LAW. The laws of the State of Connecticut shall govern all matters relating to the Plan, except to the extent such laws are superseded by the laws of the United States.

7.13 MERGER CLAUSE. The terms of the Plan are wholly set forth in this document, including certain standards of certain other plans which are to be applied to an Employee for purposes of the Plan to the extent provided herein, regardless of whether such Employee is covered under such plans. This Section shall in no way limit the authority of the Committee and the Plan Administrator to administer the Plan as provided herein.


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